Loan Contract

Party A: Hainan Dingfeng Trading Co., Ltd.
Party B: Hainan Shiny-day Color Printing Packaging Co., Ltd.

I.	The Purpose of Loan

Party A hereby borrows money for the purpose of purchasing materials.

II.	The Amount of Loan

Party A hereby borrows from Party B RMB ¥ 42,702,300.00 even (In words: RMB forty two million seven hundred two thousand and three hundred Yuan exactly).

III.	The Interest of Loan

The loan bears interest at an annual interest rate of 5% on the loan principal; and the interest accrued during the term of the loan shall be due and payable in a lump sum on the date of maturity.

IV.	The Term of Loan

The Borrower guarantees to pay back the load during the period commencing on April 30, 2014 and ending on April 30, 2015, in accordance with the terms and conditions of the Contract. Party B shall have the right to demand the portion of the loan which is overdue within the stipulated period.

V.	Amendment

If it is necessary to amend any terms of the Contract due to Force Majeure, the Parties shall negotiate and enter into a written document amending the Contract, and such amendment shall form an integral part of this Contract.

VI.	Rights and Obligations

Party B shall have the right to monitor the utilization of the loan, and Party B has the right to know the ability of Party A to pay back the loan. Party A shall faithfully provide relevant information. If Party A fails to use the loan as specified in the Contract, Party B shall have the right to recover the portion of the loan involved in the default, and impose a penalty at the daily rate of 5‰ of the portion of the loan involved in the default.

VII.	Guarantees

(1)	Party A shall pay the principal during the period as specified in the Contract.

(2)	Party A shall not use the loan for any purpose other than those specified in the Loan Contract, and may not use the loan for any illegal activities.

[First round seal on the right: Hainan Shiny-day Color Printing Packaging Co., Ltd.]
[Second round seal on the right: Hainan Dingfeng Trading Co., Ltd.]

(3)

Party A is obliged to accept the audits by Party B, to monitor the utilization of the loan, and to know about the implementation of Party A’s plans, as well as Party A’s business management, financial activities and inventory.

(4)

If any guarantee is required, the guarantor will have the right to recover from the borrower after performing its several and joint responsibility, and the borrower shall have the obligation to indemnify the guarantor.

VIII.	Dispute Settlement

The Parties shall, in the first instance, attempt to resolve any and all disputes arising during the performance of this Contract, by friendly negotiations or by third-party mediation. If such negotiation or mediation fails, either Party may bring a lawsuit to a people’s court of competent jurisdiction, according to law.

IX.	Matters not covered by this Contract, if any, shall be resolved in accordance with the relevant provisions of the Contract Law of the People’s Republic of China.

This Contract is made in two originals, one for Party A and one for Party B.

Party A: Hainan Dingfeng Trading Co., Ltd.	Party B: Hainan Shiny-day Color Printing Packaging Co., Ltd.

Signature:	Signature:

Date of the Contract: ________________________

[Complete round seal on the left: Hainan Dingfeng Trading Co., Ltd.]
[Complete round seal on the right: Hainan Shiny-day Color Printing Packaging Co., Ltd.; Special seal for contract]